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                                                                     EXHIBIT 3.3

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           (After Issuance of Stock)            Filed by:

                               Color Strategies
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                              Name of Corporation

     We the undersigned                     Tami Tischner                    and
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                                    President or Vice President

            Tami Tischner              of            Color Strategies
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   Secretary or Assistant Secretary                Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of December, 1999, adopted a resolution to amend the
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original articles as follows:

     Article 4 (four) is hereby amended to read as follows:
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          The aggregate number of shares the corporation shall have authority to issue shall be One Hundred Million (100,000,000) shares of common stock, par value one mil ($.001) per share, each share of common stock having equal rights and preferences, voting privileges and preferences.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 401,800 that the said change(s)
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and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                       /s/ Tami Tischner
                                                --------------------------------
                                                  President or Vice President

                                                       /s/ Tami Tischner
                                                --------------------------------
                                                Secretary or Assistant Secretary

                       |
State of    Nevada     |
         ------------- >  SS.
County of    Clark     |
          ------------ |

     On December 22, 1999, personally appeared before me, a Notary Public,
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Tami Tischner,                                       who acknowledged that they
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Name(s) of Person(s) Appearing and Signing Documents
executed the above instrument.

                                                     /s/ Rachael A. Burton
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                                                      Signature of Notary

[SEAL & NOTARY STAMP]